TRUSTCO	Exhibit 99 (a)
Bank Corp NY	News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces Second Quarter Profits
Up 4% from Second Quarter of 2007

Glenville, New York – July 15, 2008

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) is pleased to announce net income for the second quarter of 2008 of $8.5 million, equal to diluted earnings per share of $0.112, as compared to net income of $8.1 million and diluted earnings per share of $0.108 for the second quarter of 2007.  Net income and diluted earnings per share for the second quarter of 2008 were up 4% over the prior year.  Return on average equity and return on average assets were 14.72% and 0.99%, respectively, for the second quarter of 2008, compared to 14.13% and 0.98% for the second quarter of 2007.

Making the earnings announcement was Robert J. McCormick, President and Chief Executive Officer.  Mr. McCormick noted, “A large segment of the banking and financial services industry continues to suffer significant problems, and many banks have once again pre-announced large charges that will substantially reduce or eliminate their earnings in the second quarter of 2008.  TrustCo has traditionally focused on maintaining a highly conservative balance sheet, particularly in terms of liquidity and asset quality, and has never been involved in direct subprime lending, which has been the biggest cause of these widely reported industry problems.  One measure of liquidity is the loan-to-deposit ratio, where TrustCo’s ratio of 64% compares to about 100% for the peer group.  The difference represents a large safety net when times are tough, but also an opportunity that will allow our Company to conduct business in a way that other institutions with less liquidity will not be able to.  TrustCo’s long-term focus on traditional lending criteria has helped it maintain strong asset quality.  Although maintaining our conservative stance may have slightly reduced profits in good times, our strength today is the result.  Our return on equity levels remain among the leaders in our industry.”

For the first half of 2008 net income was $17.9 million and resulted in diluted earnings per share of $0.237, as compared to the first half of 2007 that resulted in net income of $20.4 million and diluted earnings per share of $0.272.  Return on average assets and return on average equity was 1.06% and 15.60%, respectively, for the first six months of 2008 and 1.27% and 17.88% for the comparable period in 2007.

Results for the first half of 2007 include net trading gains of $0.6 million, compared to net trading losses of $0.2 million in the first half of 2008.  Results for the second quarter of 2008 included net trading losses of $1.0 million, compared to $2.8 million in the second quarter of 2007.

TrustCo continued to report solid growth in both deposits and loans on a year-over-year basis.  For the quarter ended June 30, 2008, average deposits were up $136 million, an increase of 4.6% compared to the second quarter of 2007.  Average loans showed similar results, rising $160 million or 8.8% compared to the same period in 2007.  During the second quarter of 2008, TrustCo’s branch network expanded to 112.  Four offices were opened in the first quarter of 2008 and sixteen offices were opened during 2007.  Current plans call for the expansion program to continue in 2008 with new branches planned in the markets currently served.  Mr. McCormick noted that, “We are pleased with the results of our expansion program but are mindful that achieving our profit goals will take time and continued hard work.”

The Company’s net interest margin was 2.87% for the second quarter of 2008, compared to 3.07% for the second quarter of 2007.  Net income was also impacted by a loan loss provision of $0.7 million for the second quarter of 2008, compared to a zero provision in the second quarter of 2007 and a provision of $0.3 million for the first quarter of 2008.

Nonperforming loans continue at low levels and reserve coverage of those loans remains strong.  At June 30, 2008, nonperforming loans were equal to 0.99% of total loans, while the allowance for loan losses was 1.8 times nonperforming loans.  The allowance was equal to 1.73% of gross loans.

TrustCo Bank Corp is a $3.5 billion bank holding company and through its subsidiary, Trustco Bank, operates 112 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	06/30/08		03/31/08	06/30/07
Summary of operations
Net interest income (TE)	$24,212		25,149	24,752
Provision for loan losses	700		300	-
Net securities transactions	784		(366)	3
Net trading (losses) gains	(960)		717	(2,844)
Noninterest income	4,113		4,190	3,987
Noninterest expense	14,347		14,564	13,458
Net income	8,469		9,427	8,107

Per common share
Net income per share:
- Basic	$0.112		0.125	0.108
- Diluted	0.112		0.125	0.108
Cash dividends	0.110		0.110	0.160
Tangible Book value at period end	3.16		3.21	3.06
Market price at period end	7.42		8.89	9.88

At period end
Full time equivalent employees	688		680	610
Full service banking offices	112		111	101

Performance ratios
Return on average assets	0.99%		1.13	0.98
Return on average equity (1)	14.72		16.48	14.13
Efficiency (2)	51.01		49.01	46.20
Net interest spread (TE)	2.54		2.68	2.63
Net interest margin (TE)	2.87		3.07	3.07
Dividend payout ratio	98.29		88.13	148.02

Capital ratios at period end (3)
Total equity to assets	6.73%		6.88	6.87
Tier 1 risk adjusted capital	12.87		13.32	13.29
Total risk adjusted capital	14.13		14.58	14.55

Asset quality analysis at period end
Nonperforming loans to total loans	0.99%		0.89	0.50
Nonperforming assets to total assets	0.63		0.55	0.28
Allowance for loan losses to total loans	1.73		1.77	1.90
Coverage ratio (4)	1.8	X	2.0	3.8

(1)	Average equity excludes the effect of accumulated other comprehensive income (loss).
(2)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

(3)	Capital ratios exclude the effect of accumulated other comprehensive income (loss).
(4)	Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/08	06/30/07
Summary of operations
Net interest income (TE)	$49,362	49,258
Provision for loan losses	1,000	-
Net securities transactions	418	3
Net trading (losses) gains	(243)	601
Noninterest income	8,303	8,090
Noninterest expense	28,911	26,164
Net income	17,896	20,421

Per common share
Net income per share:
- Basic	$0.237	0.272
- Diluted	0.237	0.272
Cash dividends	0.220	0.320
Tangible Book value at period end	3.16	3.06
Market price at period end	7.42	9.88

Performance ratios
Return on average assets	1.06%	1.27
Return on average equity (1)	15.60	17.88
Efficiency (2)	49.99	44.98
Net interest spread (TE)	2.61	2.68
Net interest margin (TE)	2.97	3.11
Dividend payout ratio	92.94	117.43

(1)	Average equity excludes the effect of accumulated other comprehensive income (loss).
(2)
Calculated as noninterest expense (excluding other real estate owned income/expense, specialized consulting and any one-time charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions, net trading gains and losses and one-time income items).

TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	06/30/08	12/31/07	06/30/07

ASSETS

Loans, net	$1,971,948	1,900,263	1,813,280
Trading securities	226,363	465,151	450,198
Securities available for sale	531,323	578,892	502,833
Held to maturity securities	161,729	15,000	-
Federal funds sold and other short-term investments	466,262	286,764	470,174

Total earning assets	3,357,625	3,246,070	3,236,485

Cash and due from banks	48,177	58,156	45,820
Bank premises and equipment	31,316	29,193	27,858
Other assets	52,459	44,132	64,031

Total assets	$3,489,577	3,377,551	3,374,194

LIABILITIES
Deposits:
Demand	$268,343	262,863	268,579
Interest-bearing checking	300,476	293,027	282,919
Savings	623,411	609,064	647,331
Money market	314,445	341,790	343,962
Certificates of deposit (in denominations of $100,000 or more)	425,549	390,328	369,720
Other time deposits	1,167,152	1,123,226	1,110,025

Total deposits	3,099,376	3,020,298	3,022,536

Short-term borrowings	97,156	92,220	93,855
Long-term debt	13	29	44
Due to broker	30,000	-	-
Other liabilities	23,528	27,936	27,849

Total liabilities	3,250,073	3,140,483	3,144,284

SHAREHOLDERS' EQUITY	239,504	237,068	229,910

Total liabilities and shareholders' equity	$3,489,577	3,377,551	3,374,194

Number of common shares outstanding, in thousands	75,675	75,326	75,016

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	06/30/08	03/31/08	06/30/07

Interest income
Loans	$30,030	30,784	$29,566
Investments	8,990	11,554	11,126
Federal funds sold and other short term investments	3,037	2,981	6,856

Total interest income	42,057	45,319	47,548

Interest expense
Deposits	18,135	20,345	22,577
Borrowings	449	576	989

Total interest expense	18,584	20,921	23,566

Net interest income	23,473	24,398	23,982

Provision for loan losses	700	300	-

Net interest income after provision for loan losses	22,773	24,098	23,982

Net securities transactions	784	(366)	3
Trading (losses) gains	(960)	717	(2,844)
Noninterest income	4,113	4,190	3,987
Noninterest expense	14,347	14,564	13,458

Income before income taxes	12,363	14,075	11,670
Income tax expense	3,894	4,648	3,563

Net income	$8,469	9,427	$8,107

Net income per share:
- Basic	$0.112	0.125	$0.108
- Diluted	$0.112	0.125	$0.108

Avg equivalent shares outstanding, in thousands:
- Basic	75,675	75,507	75,040
- Diluted	75,677	75,517	75,068

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/08	06/30/07

Interest income
Loans	$60,814	58,197
Investments	20,544	24,337
Federal funds sold and other short term investments	6,018	10,295

Total interest income	87,376	92,829

Interest expense
Deposits	38,480	43,143
Borrowings	1,025	1,983

Total interest expense	39,505	45,126

Net interest income	47,871	47,703

Provision for loan losses	1,000	-

Net interest income after provision for loan losses	46,871	47,703

Net securities transactions	418	3
Trading (losses) gains	(243)	601
Noninterest income	8,303	8,090
Noninterest expense	28,911	26,164

Income before income taxes	26,438	30,233
Income tax expense	8,542	9,812

Net income	$17,896	20,421

Net income per share:
- Basic	$0.237	0.272
- Diluted	$0.237	0.272

Avg equivalent shares outstanding, in thousands:
- Basic	75,591	74,996
- Diluted	75,597	75,061